                                                                    EXHIBIT 99.1

Contact:  Charles A. Bowman
          800-727-1779
          E-mail:  investor@spx.com


SPX REPORTS 2001 FOURTH QUARTER AND FULL YEAR RESULTS


Reported Fourth Quarter 2001 Free Cash Flow

From Operations 296% of Net Income; Full Year 168%

         CHARLOTTE, NC - February 12, 2002 - SPX Corporation (NYSE:SPW) today announced fourth quarter 2001 financial results of $1.3 billion in revenues and earnings per share of $1.58 or $2.04 before unusual items. Reported fourth quarter 2001 results include $24.4 million in special charges and unusual gains.

         Commenting on the company's fourth quarter results, John B. Blystone, Chairman, President and CEO said, "We continue to meet our commitments and targets in an extremely difficult economic environment. The quality of our reported earnings is clearly reflected in our cash flow performance. The SPX Value Improvement Process(R) has been and will continue to be applied to our businesses to create value for our shareholders."

FINANCIAL HIGHLIGHTS:
--------------------

Earnings Per Share: Reported fourth quarter earnings of $1.58 per share include
------------------
net unusual items of $0.46 described below. Without the impact of the unusual items earnings per share was $2.04 for the fourth quarter, a 22.9% improvement compared to $1.66 per share in the fourth quarter of 2000. Fourth quarter reported earnings per share include the following:

 .        A $40.0 million pretax special charge, $28.1 million after-tax or $0.68 per share primarily associated with special charges at our Inrange Technologies subsidiary and facility consolidations within the SPX Valves business.

 .        A $15.6 million pretax gain, $9.3 million after-tax or $0.22 per share associated with the Snap-On arbitration award and other legal matters. This gain is included in SG&A on the income statement as required by GAAP.

 .        Fourth quarter 2001 earnings per share, without the impact of these items, was $2.04, exceeding First Call's consensus estimate of $2.03.

The reported twelve months 2001 earnings per share of $4.67 includes unusual gains and special charges of $1.73 per share. Without the unusual gains and special charges, earnings per share was $6.40, an 8.3% improvement over the comparable twelve months 2000 earnings per share of $5.91.

Revenues: Reported revenues for the fourth quarter grew by 83.9% to $1.3 billion
--------
compared with fourth quarter 2000 revenues of $710.9 million. Full year revenues grew by 53.6% to $4.1 billion compared with full year 2000 revenues of $2.7 billion. Pro forma revenue for 2001 had SPX owned UDI since January 1, 2001 is $5.0 billion. The following schedule summarizes internal growth by segment for the fourth quarter and the full year:

                                                 Fourth Quarter                        Full Year
                                      ----------------------------------     -------------------------------
                                                               Pro Forma                           Pro Forma
                                                               Including                           Including
Revenue Growth By Segment             Reported     Internal       UDI        Reported   Internal      UDI
-------------------------             --------     --------    ---------     --------   --------   ---------

Technical Products and Systems          64.9%         9.6%        4.1%          42.8%      8.4%        6.8%

Industrial Products and Services        83.0%        13.4%        2.0%          55.8%      7.2%       -0.9%

Flow Technology                        314.6%         2.0%        0.7%         218.2%      1.0%       -1.7%

Service Solutions                       -1.0%       -16.7%      -14.4%          -4.2%    -14.0%      -12.1%
                                        --------------------------------    -------------------------------
Consolidated                            83.9%         3.0%       -0.7%          53.6%      1.2%       -1.5%


-    Technical Products and Systems reported revenues for the fourth quarter
     ------------------------------
     2001 of $376.4 million. In this segment revenue growth was the result of strong sales of automated fare collection systems, digital broadcast antennas and life science equipment.

-    Industrial Products and Services reported revenues for the fourth quarter
     --------------------------------
     2001 of $402.4 million. Revenues in this segment were driven by strong internal growth at Waukesha Electric, the company's power systems business. Demand for high-tech castings and engineered components was also strong during the quarter.

-    Flow Technology reported revenues for the fourth quarter of $352.4 million.
     --------------
     Strong sales of cooling towers, cast iron boilers and valves led sales in the Flow Technology segment.

-    Service Solutions reported revenues for the fourth quarter 2001 of $175.9
     -----------------
     million. Internal revenue growth was impacted by changes in the launch timing for special tool programs and completion of the Worldwide Diagnostic System (WDS) program for Ford. This segment will benefit in 2002 from cost savings initiatives launched in 2001.

Operating Margins: Fourth quarter operating margins, excluding special charges,
-----------------
increased 200 basis points to 13.5%, compared to 11.7% for the pro forma fourth quarter 2000. This increase was a result of UDI cost reduction initiatives and actions to properly size the businesses in the current economic environment.

                                                     Fourth Quarter                               Full Year
                                                     --------------                               ---------
                                         Reported    Reported   Pro Forma      Reported     Reported     Pro Forma

Operating Margin By Segment                2001        2000         2000          2001         2000         2000
---------------------------                ----        ------       ----          ----         -----        ----
Technical Products and Systems             17.9%       20.4%        18.8%        15.7%        19.5%         17.8%

Industrial Products and Services           13.5%       19.1%        12.0%        13.4%        17.5%         12.9%

Flow Technology                            16.6%       10.7%        11.4%        14.9%        12.3%          9.5%
Service Solutions*                          7.0%        9.6%         9.7%         7.9%         9.8%          9.5%

Consolidated*                              13.5%       14.8%        11.7%        12.3%        14.2%         11.2%


*For comparison purposes margins exclude the $15.6 million gain from the Snap-On arbitration award.

                  Cash Flow: The company generated EBIT of $184.9 million and EBITDA of $235.7 million for the fourth quarter 2001, compared to EBIT of $112.8 million and EBITDA of $140.2 million for the fourth quarter 2000 excluding unusual items. The company generated EBIT of $545.3 million and EBITDA of $720.2 million for the full year, compared to EBIT of $412.6 million and EBITDA of $523.5 million for the full year 2000 excluding unusual items.

 .    Fourth quarter net cash from operations of $255.6 million, less capital spending of $36.6 million, plus $29.4 million of cash restructuring costs, resulted in free cash from operations of $248.4 million or 296.4% of net income excluding unusual items. Full year net cash from operations of $492.2 million, less capital spending of $150.0 million, plus $55.0 million of cash restructuring costs, resulted in free cash from operations of $397.2 million or 167.5% of net income excluding unusual items.

 .    Fourth quarter 2001 EBITDA margins were 18.0% compared to 16.4% for pro forma fourth quarter 2000.

 .    Non-cash earnings from pension plans was $8.7 million for the fourth quarter compared to $11.1million for the fourth quarter 2000, and $37.1 million for the full year 2001 compared to $44.5 for the year.

 .    There were no stock repurchases during the quarter.

2002 Guidance: Based on strong performance of certain businesses and the
-------------
increased savings from cost reduction actions, the company is comfortable with the Q1 2002 First Call consensus earnings estimate of $1.62 per share and the full year 2002 First Call consensus earnings estimate of $8.76 per share excluding goodwill and other intangible amortization.

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to the Company's public filings for discussion of certain important factors that relate to forward-looking statements contained in this press release. In addition, the Company's future results may be affected by the impact of events flowing from the September 11, 2001 terrorist attacks. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

                        SPX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 ($ in millions)

                                                         December 31,        December 31,
                                                             2001               2000
                                                         ------------        ------------
ASSETS
Current assets:
Cash and equivalents                                     $    460.0          $     73.7
Accounts receivable                                           976.2               547.7
Inventories                                                   625.5               299.6
Prepaid and other current assets                              130.7                57.7
Deferred income taxes and refunds                             236.6                84.2
                                                         ----------          ----------
   Total current assets                                     2,429.0             1,062.9
Property, plant and equipment                               1,279.2               884.7
Accumulated depreciation                                     (439.7)             (392.7)
                                                         ----------          ----------
   Net property, plant and equipment                          839.5               492.0
Goodwill and intangible assets, net                         3,061.7             1,211.8
Other assets                                                  749.9               397.9
                                                         ----------          ----------
   Total assets                                          $  7,080.1          $  3,164.6
                                                         ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                         $    514.3          $    289.4
Accrued expenses                                              856.9               347.7
Current maturities of long-term debt                          161.6               137.5
                                                         ----------          ----------
   Total current liabilities                                1,532.8               774.6

Long-term debt                                              2,450.8             1,158.1
Deferred income taxes                                         752.6               403.4
Other long-term liabilities                                   603.6               192.1
                                                         ----------          ----------
   Total long-term liabilities                              3,807.0             1,753.6

Minority Interest                                              25.0                28.2
Shareholders' equity:
Common stock                                                  416.5               357.7
Paid-in capital                                             1,139.0               492.5
Retained earnings                                             350.8               177.8
Unearned compensation                                            --                (9.5)
Accumulated other comprehensive loss                          (90.5)              (23.0)
Common stock in treasury                                     (100.5)             (387.3)
                                                         ----------          ----------
   Total shareholders' equity                               1,715.3               608.2
                                                         ----------          ----------
   Total liabilities and shareholders' equity            $  7,080.1          $  3,164.6
                                                         ==========          ==========

                        SPX CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                     ($ in millions, except per share data)

                                                              Three months ended        Twelve months ended
                                                                 December 31,               December 31,
                                                            ----------------------    ------------------------
                                                               2001         2000          2001         2000
                                                            -----------  ---------    ----------   -----------
Revenues                                                    $  1,307.1   $  710.9     $ 4,114.3    $  2,678.9

Costs and expenses:
Cost of products sold                                            858.0      470.0       2,761.6       1,776.7
Selling, general and administrative                              233.6      125.3         775.1         495.2
Goodwill/intangible amortization                                  22.9       10.6          69.4          40.0
Special charges                                                   40.0        5.4          87.9          90.9
                                                            -----------  ---------    ----------   -----------
   Operating income                                              152.6       99.6         420.3         276.1

Gain on issuance of Inrange stock                                    -          -             -          98.0
Other (expense) income, net                                       (0.2)       0.4          (7.6)         22.2
Equity earnings in joint ventures                                  8.1        7.4          35.0          34.3
Interest expense, net                                            (39.1)     (24.4)       (133.7)        (95.0)
                                                            -----------  ---------    ----------   -----------
   Income before income taxes                                    121.4       83.0         314.0         335.6
Provision for income taxes                                       (56.4)     (33.7)       (141.0)       (137.3)
                                                            -----------  ---------    ----------   -----------
Income before loss on early extinguishment of debt                65.0       49.3         173.0         198.3
Loss on early extinguishment of debt, net of tax                     -          -             -          (8.8)
                                                            -----------  ---------    ----------   -----------
Net income                                                  $     65.0   $   49.3     $   173.0    $    189.5
                                                            ===========  =========    ==========   ===========

Basic income per share of common stock
   Income before loss on early extinguishment of debt       $     1.61   $   1.61     $    4.77    $     6.44
   Loss on early extinguishment of debt                              -          -             -         (0.29)
                                                            -----------  ---------    ----------   -----------
   Net income per share                                     $     1.61   $   1.61     $    4.77    $     6.15
                                                            ===========  =========    ==========   ===========
Weighted average number of common shares outstanding            40.339     30.561        36.308        30.796

Diluted income per share of common stock
   Income before loss on early extinguishment of debt       $     1.58   $   1.56     $    4.67    $     6.25
   Loss on early extinguishment of debt                              -          -             -         (0.28)
                                                            -----------  ---------    ----------   -----------
   Net income per share                                     $     1.58   $   1.56     $    4.67    $     5.97
                                                            ===========  =========    ==========   ===========
Weighted average number of common shares outstanding            41.172     31.629        37.060        31.751

                        SPX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 ($ in millions)

                                                                            Twelve months ended
                                                                                December 31,
                                                                       ----------------------------
                                                                            2001           2000
                                                                       -------------    -----------
Cash flows from (used in) operating activities:
Net income                                                             $     173.0      $   189.5
Adjustments to reconcile net income to net
   cash from operating activities -
Loss on sale of businesses                                                    11.8              -
Special charges                                                              101.4          103.2
Loss on early extinguishment of debt, net of tax                                 -            8.8
Gain on issuance of Inrange Stock                                                -          (98.0)
Deferred income taxes                                                        103.4          107.6
Depreciation                                                                  91.5           64.3
Amortization of goodwill and intangibles                                      83.4           46.6
Employee benefits                                                            (34.1)         (38.1)
Other, net                                                                    (6.7)          (9.7)
Changes in operating assets and liabilities, net of
effects from acquisitions and divestitures:
     Accounts receivable and other                                           (66.6)         (46.8)
     Inventories                                                              47.0          (15.1)
     Accounts payable, accrued expenses and other                             43.1          (43.3)
     Accrued restructuring liabilities                                       (55.0)         (28.8)
Taxes paid on the sale of Best Power                                             -          (69.0)
                                                                       -------------    -----------
Net cash from operating activities                                           492.2          171.2

Cash flows from (used in) investing activities:
Proceeds from business divestitures                                          182.9              -
Business acquisitions and investments, net of cash acquired                 (528.1)        (220.8)
Capital expenditures                                                        (150.0)        (123.3)
Other, net                                                                   (22.5)         (10.2)
                                                                       -------------    -----------
Net cash used in investing activities                                       (517.7)        (354.3)

Cash flows from (used in) financing activities:
Net borrowings under revolving credit agreement                                  -          155.0
Borrowings under other debt agreements                                     1,746.7          509.9
Payments under other debt agreements                                      (1,333.2)        (484.0)
Debt issuance fees paid                                                      (46.6)          (7.5)
Proceeds from Issuance of Inrange Stock                                          -          128.2
Treasury stock purchased                                                         -         (138.8)
Common stock issued under stock incentive programs                            44.9           15.2
Cash flows from (used in) operating activities:                        -------------    -----------
Net cash from financing activities                                           411.8          178.0
Cash flows from (used in) operating activities:                        -------------    -----------
Net increase (decrease) in cash and equivalents                              386.3           (5.1)
Cash and equivalents, beginning of period                                     73.7           78.8
                                                                       -------------    -----------
Cash and equivalents, end of period                                    $     460.0      $    73.7
                                                                       =============    ===========

                        SPX CORPORATION AND SUBSIDIARIES
                                RECONCILIATION OF
             RESULTS ON A COMPARABLE BASIS EXCLUDING UNUSUAL ITEMS
                    ($ in millions, except per share amounts)

                                                                             Three months ended          Twelve months ended
                                                                                December 31,               December 31,
                                                                         -----------------------------  -----------------------
                                                                              2001         2000         2001        2000
                                                                              ----         ----         ----        ----


Income before income taxes                                               $    121.4     $    83.0     $    314.0     $    335.6
Special charges and gains:
Restructuring and other special charges (1) (2)                                40.0           5.4          101.4          103.2
Loss on sale of GSE                                                               -             -           11.8              -
Gain on issuance of Inrange stock                                                 -             -              -          (98.0)
Gain on settlement of Snap-On arbitration / APC litigation                    (15.6)            -          (15.6)         (23.2)
                                                                         ---------------------------  -------------------------
Pretax income excluding unusual items                                         145.8          88.4          411.6          317.6
Income taxes (1)                                                              (62.0)        (35.9)        (174.4)        (129.9)
                                                                         ---------------------------  -------------------------
Net income from continuing operations excluding unusual items            $     83.8     $    52.5     $    237.2     $    187.7
                                                                         ===========================  =========================

Diluted EPS from continuing operations excluding unusual items           $     2.04     $    1.66     $     6.40     $     5.91
                                                                         ===========================  =========================

Shares Outstanding                                                           41.172        31.629         37.060         31.751

(1) 2001 twelve month reported effective tax rate of 44.9% is higher than reconciliation effective rate due to restructuring actions recorded at lower marginal tax rates.
(2) For the twelve months ended December 31, 2001 and 2000, special charges of $13.5 and $12.3 have been reported in cost of products sold.

                        SPX CORPORATION AND SUBSIDIARIES
                     RESULTS OF OPERATING INCOME BY SEGMENT
                                 ($ in millions)

                                                        Three months ended             Twelve months ended
                                                            December 31,                   December 31,
                                                        ------------------             -------------------
                                                         2001     2000 (1)    %         2001         2000(1)     %
                                                         ----     -------     -         ----         -------     -
Technical Products and Systems

Revenues                                               $ 376.4    $ 228.3   64.9%    $ 1,137.9      $  796.8    42.8%
Gross profit                                             166.0      105.3                487.0         352.4
Selling, general & administrative                         92.9       57.1                293.3         193.1
Goodwill/intangible amortization                           5.6        1.6                 15.1           4.1
                                                       -------    -------            ---------      --------
Operating income                                       $  67.5    $  46.6   44.8%    $   178.6      $  155.2    15.1%
                                                       =======    =======            =========      ========
as a percent of revenues                                  17.9%      20.4%                15.7%         19.5%

Industrial Products and Services

Revenues                                               $ 402.4    $ 219.9   83.0%    $ 1,391.4      $  893.3    55.8%
Gross profit                                             106.3       67.6                361.4         262.1
Selling, general & administrative                         44.4       21.0                148.7          86.1
Goodwill/intangible amortization                           7.6        4.7                 26.2          19.3
                                                       -------    -------            ---------      --------
Operating income                                       $  54.3    $  41.9   29.6%    $   186.5      $  156.6    19.1%
                                                       =======    =======            =========      ========
as a percent of revenues                                  13.5%      19.1%                13.4%         17.5%

Flow Technology

Revenues                                               $ 352.4    $  85.0  314.6%    $   912.5      $  286.8   218.2%
Gross profit                                             126.2       25.5                323.5         102.0
Selling, general & administrative                         62.8       16.3                176.9          66.7
Goodwill/intangible amortization                           5.0        0.1                 10.6           0.1
                                                       -------    -------            ---------      --------
Operating income                                       $  58.4    $   9.1  541.8%    $   136.0      $   35.2   286.4%
                                                       =======    =======            =========      ========
as a percent of revenues                                  16.6%      10.7%                14.9%         12.3%

Service Solutions

Revenues                                               $ 175.9    $ 177.7   -1.0%    $   672.5      $  702.0    -4.2%
Gross profit                                              50.6       42.5                194.3         198.0
Selling, general & administrative                         18.0       21.1                108.3         112.5
Goodwill/intangible amortization                           4.7        4.2                 17.5          16.5
                                                       -------    -------            ---------      --------
Operating income                                       $  27.9    $  17.1   63.2%    $    68.5      $   68.9    -0.6%
                                                       =======    =======            =========      ========
as a percent of revenues (2)                              15.9%       9.6%                10.2%          9.8%

Corporate expenses                                     $  15.5    $   9.8            $    47.9      $    36.8

Consolidated operating margins                            14.7%      14.8%                12.7%         14.2%
Consolidated operating margins excluding Snap-On gain     13.5%      14.8%                12.3%         14.2%


(1) Year 2000 results represent the SPX businesses before the acquisition of UDI.
(2) Excluding the $15.6 gain on the Snap-On arbitration award, operating margins for Service Solutions for the three and twelve months ended December 31, 2001 were 7.0% and 7.9% respectively.
(3) All amounts exclude special charges, including those recorded in cost of products sold.

                        SPX CORPORATION AND SUBSIDIARIES
                       FREE CASH FLOW AS % OF NET INCOME
                                 ($ in millions)

                                                                           2001
                                                   1Q        2Q          3Q        Q4        Year
                                                ---------------------------------------------------
Cash flow from operations (GAAP)                $   19.0   $ 96.9     $ 120.7   $ 255.6    $ 492.2

Capital expenditures                                33.0     48.0        32.4      36.6      150.0

                                                ---------------------------------------------------
Free cash flow before restructuring                (14.0)    48.9        88.3     219.0      342.2
                                                ---------------------------------------------------

Cash restructuring                                   4.2      4.5        16.9      29.4       55.0

                                                ---------------------------------------------------
Normalized free cash flow                           (9.8)    53.4       105.2     248.4      397.2
                                                ---------------------------------------------------

Net income (excluding unusuals)                 $   37.4   $ 54.4     $  61.6   $  83.8    $ 237.2
Net income reported                             $   35.4   $ 13.4     $  59.2   $  65.0    $ 173.0

% of net income (excluding unusuals)               NM        98.2%      170.8%    296.4%     167.5%
% of net income reported                           NM       364.9%      149.2%    336.9%     197.8%

NM=Not Meaningful

             Three Year Average - Free Cash Flow as % of Net Income

                                                                                      Three Year
                                                         1999       2000*      2001    Average
                                                       -----------------------------------------
Cash flow from operations (GAAP)                       $  211.8   $  240.2   $ 492.2   $ 314.7

Capital expenditures                                      102.0      123.3     150.0     125.1

                                                       -----------------------------------------
Free cash flow before restructuring                       109.8      116.9     342.2     189.6
                                                       -----------------------------------------

Cash restructuring                                         33.0       28.8      55.0      38.9

                                                       -----------------------------------------
Normalized free cash flow                                 142.8      145.7     397.2     228.6
                                                       -----------------------------------------

Net income (excluding unusuals)                        $  157.1   $  187.7   $ 237.2   $ 194.0
Net income reported                                    $  101.5   $  189.5   $ 173.0   $ 154.7

% of net income (excluding unusuals)                       90.9%      77.6%    167.5%    117.8%
% of net income reported                                  108.2%      61.7%    197.8%    122.6%

* excludes taxes on the sale of Best Power

                        SPX CORPORATION AND SUBSIDIARIES
                               CASH RECONCILIATION
                                 ($ in millions)

                                                Three months    Twelve months
                                                   ended           ended
                                                  12/31/01        12/31/01
                                                ------------    -------------

Beginning cash                                  $     340.5     $       73.7

Operational cash flow                                 255.6            492.2
Proceeds from business divestitures                    19.9            182.9
Acquisition of UDI, net of cash acquired                  -            (49.6)
Acquisition of Kendro, net of cash acquired               -           (320.0)
Other acquisitions                                    (24.6)          (158.5)
Capital expenditures                                  (36.6)          (150.0)
Net borrowings/payments                              (104.6)           413.5
Other equity issuances                                 16.3             44.9
Debt issuance fees                                        -            (46.6)
Other                                                  (6.5)           (22.5)

                                                -----------     ------------
Ending cash                                     $     460.0     $      460.0
                                                ===========     ============

                                                    Ending                                         LYONS          Ending
                                                    Debt            Net              Debt         Discount         Debt
                                                 12/31/2000        Change          Acquired      Accretion      12/31/2001
                                                ------------    -------------   -------------   ------------   ------------
Revolver                                              220.0           (220.0)                                           -
Tranche A                                             525.0           (131.3)                                       393.7
Tranche B                                             496.3             (6.3)                                       490.0
Tranche C                                                              823.0                                        823.0
February LYONS                                                         576.2                          14.7          590.9
May LYONS                                                              240.3                           4.5          244.8
IRB                                                    16.1            (15.1)                                         1.0
Medium-term notes                                      25.0            (25.0)                                           -
Debt acquired from UDI                                                (843.0)         884.1                          41.1
Other                                                  13.2             14.7                                         27.9
                                                -----------     ------------    -----------     ----------     ----------
Totals                                          $   1,295.6     $      413.5    $     884.1     $     19.2     $  2,612.4
                                                ===========     ============    ===========     ==========     ==========